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                                                             T A C T(R)
                                                     ---------------------------
                                                     THE A CONSULTING TEAM, INC.

Company Contact:                        Contact:

Richard D. Falcone, CFO                 Joseph M. Zappulla
TACT                                    Wall Street Investor Relations Corp.
732-499-8228                            212-714-2445
rfalcone@tact.com                       jzappulla@wallstreetir.com

                          TACT COMPLETES ACQUISITION OF
                         INTERNATIONAL OBJECT TECHNOLOGY

NEW YORK, NEW YORK, (July 22, 2002) -- TACT (Nasdaq: TACX) today reported that it has completed its acquisition of International Object Technology, Inc. (IOT). The acquisition is expected to be accretive to TACT earnings and will fortify the company's management team with the addition of IOT's senior professionals. IOT generated revenue over the last twelve months of approximately $6 million. The combination of the two companies will increase the depth of TACT's service and solution offerings and add significant cross selling opportunities with the limited overlapping in the two company's customer bases. Potential cost savings opportunities are also expected.

TACT issued 1.27 million shares of common stock to IOT shareholders, which will be locked-upped for six months, and will pay $650,000 in cash over the next 30 months.

Shumel BenTov, TACT's CEO said, "With the company's successful turnaround completed and three consecutive quarters of net earnings reported, our objective is to continue to develop our business and enhance profitably. This acquisition adds another dimension of expertise and strong client relationships to our organization. Demand for our service offering continues to strengthen as the market recognizes the advantages of TACT's SMART approach to IT solutions. We look forward to capitalizing on our combined strengths, grow our bottom-line, grow our top-line and increase shareholder value."

About TACT's SMART Approach

TACT's Smart Approach is a leading edge set of end-to-end solutions and services that include Strategy, Methodology, Architecture, Resources and Tools. The Strategy is developed together with the client to ensure that the client's goals and objectives are met. The Methodology is a Tried and True TACT Methodology that is followed in order to implement the Strategy. The solutions and services are built on a robust Architecture, Utilize highly qualified TACT Resources and Exploits best-of-breed Tools.

About TACT

TACT (Nasdaq: TACX) is an end-to-end IT Services and e-Services provider to Fortune 1000 companies and other large organizations. TACT through its SMART Approach, a leading edge set of end-to-end solutions and services that include Strategy, Methodology, Architecture, Resources and Tools provides its clients with modernization services, which include systems that should be replaced and rewritten, enhanced, converted or Web Enabled. More information about TACT(R) can be found at its web site at http://www.tact.com

"Safe Harbor" Statements under the Private Securities Litigation Reform Act of 1995: Statements made in this press release which are not historical facts, including those that refer to TACT plans, beliefs and intentions, are "forward-looking statements" that involve risks and uncertainties. These risks and uncertainties could cause actual results to differ materially from the forward-looking statements, and include, but are not limited to, TACT's ability to scale its existing and any new businesses. For a more complete description of the risks that apply to TACT's business, please refer to the Company's filings with the Securities and Exchange Commission. The Company's actual results may differ materially from the results anticipated in these forward-looking statements as a result of certain factors set forth under Risk Factors and elsewhere in the Company's Annual Report on Form 10-K with the Securities and Exchange Commission on April 2, 2002.

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